UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

VSB Bancorp, Inc.
(Exact Name of Registrant as specified in its charter)

New York	0-50237	11-3680128
(State or other jurisdiction	Commission File	IRS Employer Identification
of incorporation)	Number	No.

4142 Hylan Boulevard, Staten Island, New York 10308
Address of principal (Zip/Postal Code) executive offices

Registrant’s telephone number: 718-979-1100

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	Entry into a Material Definitive Agreement

INDEX OF EXHIBITS

SIGNATURES

ITEM 1.01	Entry into a Material Definitive Agreement

On June 24, 2010, VSB Bancorp, Inc. (the “Company”) renewed the employment agreement with Raffaele M. Branca, President and Chief Executive Officer of the Company, effective November 13, 2010, which is the expiration date of his existing contract. Details of the agreement are set forth below. A copy of the agreement is annexed hereto as Exhibit 1.01. Mr. Branca’s previous employment agreement with the Company is included as Exhibit 1.01 to the Report on Form 8-K of the Company filed with the Securities and Exchange Commission on November 16, 2007.

Raffaele M. Branca is the current President, Chief Executive Officer and Chief Financial Officer of the Company. Mr. Branca has been, and will continue to be, a member of the Board of Directors of the Company, a position he has held since the Company was formed. Mr. Branca has no family relationships with any other director or executive officer of the Company.

The following summary of the employment agreement is qualified in its entirety by reference to the complete terms of the agreement in the form annexed as Exhibit 1.01.

The agreement provides for a five year employment term with an initial salary at an annual rate of $259,350, subject to such increases and bonuses as the Board of Directors may award in its discretion. The agreement provides that if Victory State Bank terminates Mr. Branca’s employment without cause during the five year term, he is entitled to a severance payment equal to from eighteen months to two years of salary, plus continued health insurance benefits for a like period, depending upon when the termination occurs. If the contract is not renewed for at least two years at expiration, then Mr. Branca is entitled to severance in an amount equal to eighteen months of salary and health insurance benefits.

If there is a change in control of Victory State Bank or the Company during the term of the agreement, and Mr. Branca’s employment is terminated within six months after the change in control, including termination by him, Mr. Branca is entitled to a payment equal to 2.99 times his then current salary plus his most recent cash incentive bonus (excluding any stock-based compensation), and continued health, life and disability insurance benefits for three years after the change in control, but in no event will the amount payable to Mr. Branca exceed the maximum amount payable without the imposition of any excise tax under Section 280G of the Internal Revenue Code.

The contract also includes various non-solicitation and non-competition provisions in the event employment is terminated other than after a change in control.

INDEX TO EXHIBITS

Exhibit No.	Description

1.01	Renewed employment contract of Raffaele M. Branca.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2010

VSB Bancorp, Inc.

	By:	/s/ Jonathan B. Lipschitz
Jonathan B. Lipschitz
Vice President, Controller and
Principal Accounting Officer